FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Fourth Quarter and Full Year 2025 Results
- Infrastructure: NYC and Western markets continue to demonstrate positive project momentum -
- Life Sciences: R2 Secures 600‑System Commitment in China -
- Spectrum: Recent network launches set to deliver benefits beginning in 2026 -
NEW YORK, NY, March 26, 2026 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the fourth quarter and full year ended December 31, 2025.
Financial Summary

(in millions, except per share amounts)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Increase / (Decrease)	2025	2024	Increase / (Decrease)
Revenue	$382.7	$236.6	61.7%	$1,246.0	$1,107.1	12.5%
Net loss attributable to common stockholders and participating preferred stockholders	$(7.8)	$(16.9)	53.8%	$(64.0)	$(35.8)	(78.8)%
Basic and Diluted loss per share attributable to common stockholders	$(0.58)	$(1.29)	55.0%	$(4.84)	$(3.08)	(57.1)%
Total Adjusted EBITDA(1)	$24.5	$15.0	63.3%	$67.2	$71.3	(5.8)%
(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary

"INNOVATE delivered strong results to close the year, delivering top line growth of 12.5% in 2025," said Avie Glazer, Chairman of INNOVATE. "Our Infrastructure segment, led by DBM Global, continues to gain momentum and is seeing meaningful activity ramp up in the New York City market. During the quarter, we added a significant amount to our backlog that now totals $1.8 billion, which further strengthens our visibility. Across Life Sciences, we continue to see consistent sales. As we announced in the fourth quarter, MediBeacon received approval from the U.S. Food and Drug Administration (“FDA”) for the next generation MediBeacon® TGFRTM System and R2 continues to show accelerating international demand demonstrated by a large, multi-year minimum purchase commitment in China. And while we experienced a softened advertising market in 2025, Spectrum is poised for a more successful 2026 built on the foundation of favorable contracts with growing revenue opportunities."

"Across INNOVATE, we are advancing our strategic priorities and strengthening the foundation of the Company," said Paul Voigt, Interim CEO of INNOVATE. "DBM Global continues to demonstrate strong operation execution, translating strong 2025 bookings into a robust backlog, supporting a solid base of work for 2026. At the same time, MediBeacon officially initiated its Center of Excellence commercial rollout in the United States, which serves as a pivotal step in continuing our goal to improve kidney health. And at Spectrum, we remain encouraged by favorable FCC rulings for LPTV broadcasters and by the continued success of our collaborative trials with a major mobile wireless carrier in several major markets. These wins, combined with our continued emphasis on financial discipline and prudent capital allocation, position INNOVATE to build momentum into the coming year."

Fourth Quarter 2025 and Recent Highlights
Infrastructure
•DBMG reported fourth quarter 2025 revenue of $373.9 million, an increase of 65.7%, compared to $225.7 million in the prior year quarter. Net income attributable to INNOVATE was $10.6 million, compared to $8.7 million for the prior year quarter. Adjusted EBITDA increased to $28.0 million from $17.4 million in the prior year quarter.
•DBMG reported gross margin of 14.7% in the fourth quarter, a compression of approximately 350 basis points year-over-year and Adjusted EBITDA margin of 7.5% in the fourth quarter, a compression of approximately 20 basis points year-over-year.
•DBMG’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.7 billion and $1.8 billion respectively, as of December 31, 2025, compared to reported and adjusted backlog of $1.0 billion and $1.1 billion, respectively, as of December 31, 2024.
•DBMG exited 2025 with strong operating momentum, driven by improving demand across markets and a growing backlog that reinforces visibility into future revenue.
Life Sciences
•MediBeacon received approval from the U.S. FDA for the next generation MediBeacon® TGFRTM System including the latest TGFR Reusable Sensor.
•MediBeacon has initiated its Center of Excellence commercial rollout, with initial TGFR system orders secured at a leading academic medical center and is expecting additional placements as inventory builds.
•R2 reported fourth quarter 2025 revenue of $3.1 million, a 24.4% decrease compared to $4.1 million in the prior year quarter; however, reported full year 2025 revenue of $12.5 million, a 27.6% increase compared the prior year period.
•R2's gross worldwide system unit sales decreased 19.5% in the fourth quarter of 2025 compared to the prior year quarter, however, full year 2025 gross worldwide system unit sales increased 38.2% over the prior year.
•R2 restructured its distribution agreement with its China-based partner and secured a minimum purchase agreement of 600 systems over a 3-year period.
Spectrum
•Broadcasting reported fourth quarter 2025 revenue of $5.7 million, compared to $6.8 million in the prior year quarter. Net loss attributable to INNOVATE was $6.1 million compared to $4.6 million in the prior year quarter. Adjusted EBITDA was $1.0 million, compared to $2.3 million in the prior year quarter.
•The fourth quarter continued to see advertising revenue softness and was impacted by network cancellations.
•Recent major network launches like Lionsgate's MovieSphere Gold should start to show favorable results in 2026.
•Favorable FCC rulings in the last year for LPTV and Class A stations provided us with valuable UHF upgrades and major moves into new markets. Together with the new license filing window that opened on March 19th, we have sizable opportunities to expand our spectrum coverage in the US at marginal cost over the next 6-12 months. After our successful March 19th filings, we now have the opportunity to build out stations in over 40 new markets.
•Joint venture underway with major mobile wireless carrier continues with successful trials in Atlanta, Las Vegas, and College Station, TX, for data delivery to smartphones over our stations.
Fourth Quarter 2025 Financial Highlights
•Revenue: For the fourth quarter of 2025, INNOVATE's consolidated revenue was $382.7 million, an increase of 61.7%, compared to $236.6 million for the prior year quarter. The increase was driven primarily by our Infrastructure segment, which was partially offset by decreases at our Spectrum and Life Sciences segments. The increase at our Infrastructure segment was primarily driven by the timing and size of projects at DBMG's commercial structural steel fabrication and erection business, Banker Steel, and the construction modeling and detailing business, which had increased activity subsequent to the comparable period on certain large construction projects. The increases were partially offset by the timing and size of projects at the industrial maintenance and repair business, which had increased activity in the prior year on certain large commercial construction projects that were completed towards the end of 2024. The decrease at our Spectrum segment was primarily driven by the termination of certain customers. The decrease at our Life Sciences segment was attributable to R2, primarily driven by decreases in Glacial fx and Glacial Rx unit sales in North America.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Increase / (Decrease)	2025	2024	Increase/(Decrease)
Infrastructure	$373.9	$225.7	$148.2	$1,210.3	$1,071.6	$138.7
Life Sciences	3.1	4.1	(1.0)	12.5	9.8	2.7
Spectrum	5.7	6.8	(1.1)	23.2	25.7	(2.5)
Consolidated INNOVATE	$382.7	$236.6	$146.1	$1,246.0	$1,107.1	$138.9

•Net Loss: For the fourth quarter of 2025, INNOVATE reported a Net loss attributable to common stockholders and participating preferred stockholders of $7.8 million, or $0.58 per fully diluted share, compared to $16.9 million, or $1.29 per fully diluted share, for the prior year quarter. The decrease in Net loss was primarily driven by a net increase in gross profit of $12.5 million and a $4.1 million decrease in tax expense, which was partially offset by a $4.4 million increase in interest expense, a $1.8 million decrease in other income, net and a net decrease in other operating income of $0.5 million. The net increase in gross profit was primarily driven by our Infrastructure segment due to timing and size of projects, which had increased activity subsequent to the comparable period on certain large construction projects, which was partially offset by our Spectrum segment due to the termination of certain customers. The decrease in tax expense was primarily driven by lower pre-tax results, as well as limitations on the utilization of net operating losses (“NOL”) by INNOVATE's U.S. consolidated group in the comparable year as a result of the Internal Revenue Code Section 382 and the Tax Cuts and Jobs Act's 80 percent limitation on NOLs incurred after 2017. The net increase in interest expense was primarily driven by our Non-Operating Corporate segment mainly due to the refinancing transactions that closed in the third quarter. The decrease in other income, net, was primarily driven by an increase in foreign currency translation losses from our Infrastructure segment. The net decrease in other operating income was primarily driven by our Infrastructure segment as a result of unrepeated gains on lease modifications.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Increase / (Decrease)	2025	2024	Increase / (Decrease)
Infrastructure	$10.6	$8.7	$1.9	$29.5	$40.3	$(10.8)
Life Sciences	(3.5)	(5.4)	1.9	(22.2)	(19.7)	(2.5)
Spectrum	(6.1)	(4.6)	(1.5)	(23.5)	(20.0)	(3.5)
Non-Operating Corporate	(8.3)	(15.3)	7.0	(44.3)	(35.3)	(9.0)
Other and eliminations	(0.1)	—	(0.1)	(0.1)	0.1	(0.2)
Net loss attributable to INNOVATE Corp.	$(7.4)	$(16.6)	9.2	$(60.6)	$(34.6)	$(26.0)
Less: Preferred stock dividends	0.4	0.3	0.1	3.4	1.2	2.2
Net loss attributable to common stockholders and participating preferred stockholders	$(7.8)	$(16.9)	$9.1	$(64.0)	$(35.8)	$(28.2)

•Adjusted EBITDA: For the fourth quarter of 2025, Total Adjusted EBITDA was $24.5 million compared to Total Adjusted EBITDA of $15.0 million for the prior year quarter. The increase in Adjusted EBITDA was primarily driven by our Infrastructure and Life Sciences segments, which was partially offset by a decrease at our Spectrum segment. The increase at our Infrastructure segment was primarily driven by an increase in revenue and gross profit at DBMG's commercial structural steel fabrication and erection business and Banker Steel, which had increased activity subsequent to the comparable period on certain large construction projects. These increases were partially offset by the decrease in revenue and gross profit at the industrial maintenance and repair business, which had increased activity in the prior year on certain large construction projects that were completed towards the end of 2024 and an increase in recurring SG&A expenses, primarily driven by an increase in compensation-related expenses. The decrease in Adjusted EBITDA losses at our Life Sciences segment was primarily driven by a reduction in compensation-related expenses at Pansend. The decrease in Adjusted EBITDA at our Spectrum segment was primarily driven by the decrease in revenue.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Increase / (Decrease)	2025	2024	Increase/(Decrease)
Infrastructure	$28.0	$17.4	$10.6	$87.5	$89.1	$(1.6)
Life Sciences	(2.2)	(2.5)	0.3	(16.1)	(14.5)	(1.6)
Spectrum	1.0	2.3	(1.3)	4.4	7.1	(2.7)
Non-Operating Corporate	(2.2)	(2.2)	—	(8.5)	(10.4)	1.9
Other and eliminations	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Total Adjusted EBITDA	$24.5	$15.0	$9.5	$67.2	$71.3	$(4.1)

•Balance Sheet: As of December 31, 2025, INNOVATE had cash and cash equivalents, excluding restricted cash, of $112.1 million compared to $48.8 million as of December 31, 2024. On a stand-alone basis, as of December 31, 2025, our Non-Operating Corporate segment had cash and cash equivalents of $4.2 million compared to $13.8 million as of December 31, 2024.

Conference Call
INNOVATE will host a live conference call to discuss its fourth quarter and full year 2025 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-704-4453 (Domestic Toll Free) / 1-201-389-0920 (Toll/International)
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13758932
*Available approximately three hours after the end of the conference call through April 9, 2026.
About INNOVATE
INNOVATE is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,700 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-U.S. GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, and asset impairment expense; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; realignment and exit costs; debt refinancing costs; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, “forward-looking statements.” Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBMG and the Infrastructure segment, anticipated success from the continued sale of new products in the Life Sciences segment, expectations for advertising revenue growth, new technologies, networks and stations, and potential commercial opportunities in datacasting in the Spectrum segment, our ability to remain in compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; our ability to continue operating as a going concern; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses, including, without limitation, the sales of DBMG and HC2 Broadcasting Holdings Inc.; the possibility of indemnification claims arising out of divestitures of businesses; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in steel and transportation costs; interest rate environment; developments relating to the hostilities in

Ukraine, the Middle East and Venezuela; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisitions, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; and our expectations regarding the timing, extent and effectiveness of any cost reduction initiatives and management’s ability to moderate or control discretionary spending.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except shares and per share amounts)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$382.7	$236.6	$1,246.0	$1,107.1
Cost of revenue	323.8	190.2	1,046.3	898.3
Gross profit	58.9	46.4	199.7	208.8
Operating expenses:
Selling, general and administrative	40.6	40.4	153.1	160.2
Depreciation and amortization	4.4	4.4	17.5	17.6
Other operating (income) loss	(0.4)	(0.9)	0.4	(9.0)
Income from operations	14.3	2.5	28.7	40.0
Other (expense) income:
Interest expense	(24.0)	(19.6)	(89.0)	(74.5)
Loss from equity investees	—	—	(5.9)	(2.3)
Other income, net	0.4	2.2	4.7	3.4
Loss from operations before income taxes	(9.3)	(14.9)	(61.5)	(33.4)
Income tax benefit (expense)	1.7	(2.4)	(2.5)	(6.3)
Net loss	(7.6)	(17.3)	(64.0)	(39.7)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	0.2	0.7	3.4	5.1
Net loss attributable to INNOVATE Corp.	(7.4)	(16.6)	(60.6)	(34.6)
Less: Preferred stock dividends	0.4	0.3	3.4	1.2
Net loss attributable to common stockholders and participating preferred stockholders	$(7.8)	$(16.9)	$(64.0)	$(35.8)

Loss per common share - basic and diluted	$(0.58)	$(1.29)	$(4.84)	$(3.08)

Weighted-average common shares outstanding - basic and diluted	13,340,586	13,080,562	13,217,593	10,696,274

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)

	December 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$112.1	$48.8
Accounts receivable, net	241.1	194.0
Contract assets	64.1	106.3
Inventory	16.0	20.8
Other current assets	18.2	21.0
Total current assets	451.5	390.9
Investments	1.8	3.6
Deferred tax asset	2.0	1.6
Property, plant and equipment, net	141.8	133.6
Goodwill	127.0	126.7
Intangibles, net	165.2	172.4
Other assets	60.8	62.3
Total assets	$950.1	$891.1
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$141.4	$84.8
Accrued liabilities	122.5	109.7
Current portion of debt obligations	581.4	162.2
Contract liabilities	171.9	109.1
Other current liabilities	16.9	17.2
Total current liabilities	1,034.1	483.0
Deferred tax liability	4.7	4.4
Debt obligations	80.3	500.6
Other liabilities	46.3	46.8
Total liabilities	1,165.4	1,034.8
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	9.3	16.1
Shares authorized: 20,000,000; Shares issued and outstanding: 6,125 and 6,125 of Series A-3; 1,937 and 10,000 of Series A-4, respectively.
Redeemable non-controlling interests	1.6	(0.5)
Total temporary equity	10.9	15.6
Stockholders’ deficit
Common stock, $0.001 par value	—	—
Shares authorized: 250,000,000
Shares issued: 13,818,904 and 13,410,179, respectively
Shares outstanding: 13,655,062 and 13,261,379, respectively
Additional paid-in capital	350.1	350.1
Treasury stock, at cost: 163,842 and 148,800 shares, respectively	(5.6)	(5.4)
Accumulated deficit	(582.5)	(521.9)
Accumulated other comprehensive loss	(2.1)	(3.2)
Total INNOVATE Corp. stockholders’ deficit	(240.1)	(180.4)
Non-controlling interests	13.9	21.1
Total stockholders’ deficit	(226.2)	(159.3)
Total liabilities, temporary equity and stockholders’ deficit	$950.1	$891.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Three Months Ended December 31, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$10.6	$(3.5)	$(6.1)	$(8.3)	$(0.1)	$(7.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.9	0.1	1.4	—	—	4.4
Depreciation and amortization (included in cost of revenue)	3.2	—	—	—	—	3.2
Other operating loss (income)	0.2	—	(0.6)	—	—	(0.4)
Interest expense	1.8	2.0	4.0	16.2	—	24.0
Other (income) expense, net	(1.1)	—	2.4	(1.7)	—	(0.4)
Income tax expense (benefit)	7.4	—	0.2	(9.3)	—	(1.7)
Non-controlling interest	0.9	(0.8)	(0.3)	—	—	(0.2)
Share-based compensation expense	—	—	—	0.5	—	0.5
Realignment and exit costs	1.3	—	—	—	—	1.3
Acquisition and disposition costs	0.8	—	—	0.4	—	1.2
Adjusted EBITDA	$28.0	$(2.2)	$1.0	$(2.2)	$(0.1)	$24.5

(in millions)	Three Months Ended December 31, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$8.7	$(5.4)	$(4.6)	$(15.3)	$—	$(16.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.1	0.1	1.2	—	—	4.4
Depreciation and amortization (included in cost of revenue)	3.7	—	—	—	—	3.7
Other operating (income)	(0.8)	—	(0.1)	—	—	(0.9)
Interest expense	2.6	3.4	3.7	9.9	—	19.6
Other expense (income) expense, net	(3.1)	(0.4)	2.2	(0.9)	—	(2.2)
Income tax (benefit) expense	(0.5)	—	0.2	2.7	—	2.4
Non-controlling interest	0.8	(1.2)	(0.3)	—	—	(0.7)
Share-based compensation expense	—	0.9	—	1.4	—	2.3
Realignment and exit costs	2.6	—	—	—	—	2.6
Acquisition and disposition costs	0.3	0.1	—	—	—	0.4
Adjusted EBITDA	$17.4	$(2.5)	$2.3	$(2.2)	$—	$15.0

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Year Ended December 31, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$29.5	$(22.2)	$(23.5)	$(44.3)	$(0.1)	$(60.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	12.1	0.4	5.0	—	—	17.5
Depreciation and amortization (included in cost of revenue)	12.9	—	—	—	—	12.9
Other operating loss (income)	1.4	—	(1.0)	—	—	0.4
Interest expense	8.7	14.8	15.4	50.1	—	89.0
Other (income) expense, net	(1.9)	(4.6)	9.3	(7.5)	—	(4.7)
Income tax expense (benefit)	16.2	—	0.2	(13.9)	—	2.5
Non-controlling interest	2.8	(4.8)	(1.4)	—	—	(3.4)
Share-based compensation expense	—	0.3	—	2.4	—	2.7
Realignment and exit costs	4.9	—	0.2	—	—	5.1
Debt refinancing costs	0.1	—	0.2	4.3	—	4.6
Acquisition and disposition costs	0.8	—	—	0.4	—	1.2
Adjusted EBITDA	$87.5	$(16.1)	$4.4	$(8.5)	$(0.1)	$67.2

(in millions)	Year Ended December 31, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$40.3	$(19.7)	$(20.0)	$(35.3)	$0.1	$(34.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	12.0	0.4	5.1	0.1	—	17.6
Depreciation and amortization (included in cost of revenue)	15.2	0.1	—	—	—	15.3
Other operating (income) loss	(9.6)	—	0.4	0.2	—	(9.0)
Interest expense	10.3	9.8	14.3	40.1	—	74.5
Other (income) expense, net	(3.9)	0.8	8.5	(8.7)	(0.1)	(3.4)
Income tax expense (benefit)	15.2	—	0.2	(9.1)	—	6.3
Non-controlling interest	3.8	(7.3)	(1.6)	—	—	(5.1)
Share-based compensation expense	—	1.2	—	2.2	—	3.4
Realignment and exit costs	5.2	—	—	—	—	5.2
Acquisition and disposition costs	0.6	0.2	0.2	0.1	—	1.1
Adjusted EBITDA	$89.1	$(14.5)	$7.1	$(10.4)	$—	$71.3